Exhibit 10.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE PROMISSORY NOTE

December ___, 2015	Principal Amount: $600,000

FOR VALUE RECEIVED, Foothills Petroleum, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Alternus Capital Holdings Limited, a corporation organized under the laws of the British Virgin Islands, or its successors or assigns ( the “Holder”), the principal amount of Six Hundred Thousand and 00/100 United States Dollars (US$600,000.00) on or prior to December __, 2017 or such earlier or later date as is set forth in the Securities Purchase Agreement defined below (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the eight percent (8%) per annum (the “Applicable Rate”) calculated at and commencing as of the date the proceeds hereunder are funded to the Company (the “Funding Date”), in accordance with the terms hereof. (Any term not defined herein shall have the meaning set forth in the Purchase Agreement.)

1.          Payments of Principal and Interest.

(a)          Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date.

(b)          Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at the Applicable Rate commencing on the Funding Date. Interest shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed. Accrued and unpaid interest under this Note shall be paid in full on the Maturity Date. Any accrued but unpaid interest shall be converted as set forth herein.

(c)          Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus four percent (4%) per annum (the “Default Rate”).

1

(d)          General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of California are authorized or required by law or executive order to remain closed.

2.	Conversion of Note.

(a)          Mandatory Conversion. The unpaid principal and accrued and unpaid interest on the Note shall automatically convert into shares of common stock of Pubco (in the Purchase Agreement) upon the completion of the Pubco Merger. The conversion price per share of Pubco Common Stock shall be $0.665 or such other amount that on conversion will yield no less of than 30% of the then outstanding Pubco Common Stock to the Holder. The number of shares into which the Note is convertible are referred to herein as the “Conversion Shares”. The Company shall notify the Holder in writing of the completion of the Merger and within ten (10) Business Days after completion of the Merger (the “Closing”), the Company shall instruct Pubco’s transfer agent to issue and surrender to a nationally recognized overnight courier for delivery to the address specified by Holder, a certificate, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled.

(1)         Record Holder. The person or persons entitled to receive the shares of Pubco Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Pubco Common Stock as of the Conversion Date.

(2)         Transfer Taxes. The issuance of certificates for shares of the Pubco Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Company.

(3)         No Fractional Shares. No fractional Pubco Common Stock or scrip certificates in respect thereof shall be issued upon conversion of any this Note. Instead of any fractional Pubco Common Stock which would otherwise be issuable upon conversion of any convertible note, the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100 of a share) in an amount in Dollars equal to the same fraction of the current market price per share of Common Stock (as calculated by the Company, whose determination shall be conclusive and described in a Company’s resolution) at the close of business on the day of conversion, or alternatively, at the Borrower’s option, the Borrower shall round up the conversion transaction to the next higher whole share.

2

3.          Voting Rights. The Holder shall have no voting rights under this Note, except as required by applicable law, and as expressly provided in this Note.

4.          Defaults and Remedies.

(a)          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other sums due under this Note within ten (10) business days of when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Company to be performed complied with or abided by, and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Company.

(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, together with all other sums due under the Note, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note.

5.          Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

3

6.          Cancellation. After all principal, accrued interest and all other sums at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

7.          Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

9.          Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

10.         Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

4

11.         Notice. Notice shall be given to each party at the address indicated in the Securities Purchase Agreement or at such other address as provided to the other party in writing.

12.         Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest that may be charged under applicable law.

13.         Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

14.         Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

15.         Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, subject, however, to first obtaining the Company’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

5

16.         Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

[Signature pages follows]

6

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

FOOTHILLS PETROLEUM, INC., a Nevada corporation

By:
Name:
Title:	Chief Executive Officer

7